Exhibit 99.1

Galectin Therapeutics Announces Early Warrant Exercise by 10X Fund,

Provides Update on Cash Position

Norcross, GA, October 17, 2013 – Galectin Therapeutics (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins to treat fibrosis and cancer, today announced that 10X Fund has exercised 300,000 common stock purchase warrants of Galectin Therapeutics at $3 per share for total cash proceeds of $900,000. The warrants were scheduled to expire on February 12, 2014. Following this transaction, the Company’s total cash position is approximately $10.29 million and the total outstanding common shares are approximately 17.97 million.

“This warrant exercise underscores the 10X Fund’s confidence in Galectin Therapeutics, our management team, and the Company’s commitment to advancing our lead compounds in liver fibrosis and cancer,” said Peter G. Traber, MD, President, Chief Executive Officer and Chief Medical Officer, Galectin Therapeutics Inc. “This transaction, along with recent investments, securely positions the Company to advance our development programs, including the Phase 1 clinical trial of GR-MD-02 in patients with fatty liver disease with advanced fibrosis.”

10X Capital Management and its biotech-focused 10X Fund were co-founded by James C. Czirr and Rod D. Martin, both serving on Galectin Therapeutics’ board of directors. Mr. Czirr serves as Executive Chairman and Mr. Martin as Vice Chairman.

About Galectin Therapeutics

Galectin Therapeutics (NASDAQ: GALT) is developing promising carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. These statements include those regarding our drug development programs. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, that our plans, expectations and goals regarding any potential therapeutic uses and benefits of our drugs and any future pre-clinical or clinical studies are subject to factors beyond our control. Future clinical studies may not begin or produce positive results in a timely fashion, if at all, and could prove time consuming and costly. Plans regarding development, approval and marketing of any of our drugs are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. Regardless of the results of current or future studies, we may be unsuccessful in developing partnerships with other companies or obtaining capital that would allow us to further develop and/or fund any studies or trials. To date, we have incurred operating losses since our inception, and our ability to successfully develop and market drugs may be impacted by our ability to manage costs and finance our continuing operations. For a discussion of additional factors impacting our business, see our Annual Report on Form 10-K for the year ended December 31, 2012, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

Contact

Galectin Therapeutics Inc.

Peter G. Traber, MD, 678-620-3186

President, CEO, & CMO

ir@galectintherapeutics.com